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                                                                    EXHIBIT 10.8

COMMERCIAL LEASE

This lease is made between Reiff Enterprises of 1901 West Business 30, Columbia City, IN 46725, herein called Lessor, and Tower Bank & Trust Company of 116 East Berry Street, Fort Wayne, IN 46802, herein called Lessee.

Lessee hereby offers to lease from Lessor the premises situated in the city of Columbia City, County of Whitley, State of Indiana, described as Northwest Center, Unit B, see attachments A, B, and C, upon the following TERMS and
CONDITIONS:

1. Term and Rent. Lessor demises the above premises for a term of two years commencing on or about November 1 1999, and terminating on or about November 1, 2001, or sooner as provided herein at the annual rental of $8,352.00 (Eight thousand, three hundred fifty-two dollars) payable in equal installments of $696.00 (Six hundred ninety-six dollars) in advance on the first day of each month for that month's rental, during the term of this lease. All rental payments shall be made to Lessor, at the address specified above.

2. Use. Lessee shall use and occupy the premises for office space. The premises shall be used for no other purpose. Lessor represents that the premises may lawfully be used for such purpose.

3.   Building Specifications and Design. As built.

4. Care and Maintenance of Premises. Lessor is to provide to the Lessee an office space in the Northwest Center, Unit B, see attachments A, B, and C. The entire building will maintain a smoke free environment.
            Lessor would provide and pay for the following:
                 -Building insurance.
                 -Maintenance of the building.
                 -Maintenance of the HVAC and plumbing system.
            Lessee would provide and pay for the following:
                 -Damage to the doors and glass of the unit caused by break-ins. -Damage to the building or property caused by the employees or customers of Lessee.
                 -The cost of a janitorial service for unit.
                 -A janitorial service will be selected by the Lessor to maintain the commons area and sidewalks. The cost of this service would be shared by the Lessees' of the building based on the percentage of floor space rented by the Lessee. The billing of this service would be billed to the Lessor and the Lessor would bill each Lessee for their share on a monthly basis.
                 -The utilities for the commons area will be shared on the same basis as the janitorial work. This would consist of gas, electric, and water bills.
                 -A pad is provided for a Dumpster and the bill will be shared on the same basis as the janitorial bill.
                 -The Lessee is to assist in keeping the building clean. -Lessees occupying the building at that particular time will share snow removal cost.
                 -The Lessee is to assist in keeping the landscape and green areas clean of debris.
            Use of the commons area:
                 -The units will share men and women's handicap accessible restrooms.
                 -Locksets will be installed to keep all units inaccessible except for the employees of that individual unit.
                 -Restroom supplies and restroom cleaning will be by a janitorial service.

5. Alterations. Lessee shall not, without first obtaining the written consent of Lessor make any alterations, additions, or improvements, in, to, or about the premises.

6. Ordinances and Statutes. Lessee shall comply with all statutes, ordinances, and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by the Lessee.

7. Assignments and Subletting. Lessee shall not assign this lease or sublet any portion of the premises without prior written consent of the Lessor, which shall not be unreasonably withheld. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this lease.

7. Utilities. A separate electric meter is in place for each unit. The electric meter cost will be paid by the Lessee. The Lessee would be responsible for the cost of gas and electric bills for Unit B as well as the share of the gas, water, and electric bills for the commons area.

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9.   Entry and Inspection. Lessee shall permit Lessor or Lessor's agents to enter upon the premises at reasonable times and upon Reasonable notice, for the purpose of inspecting the same, and will permit Lessor at any time within (60) days prior to the expiration of this lease, to place upon the premises any usual "To Let" or "For Lease" signs, and permit persons desiring to lease the same to inspect the premises thereafter.

10. Possession. If Lessor is unable to deliver possession of the premises at the commencement hereof, Lessor shall not be liable for any damage caused thereby, nor shall this lease be void or voidable, but Lessee shall not be liable for any rent until possession is delivered.

11. Indemnification of Lessor. Lessor shall not be liable for any damage or injury to Lessee, or any other person, or to any property, occurring on the demised premises or any part thereof, and Lessee agrees to hold Lessor harmless from any claims for damages, no matter how caused.

12. Insurance. Lessee, at his expense, shall maintain plate glass and public liability insurance including bodily injury and property damage insuring Lessee and Lessor with minimum coverage as follows:

            Dual limits each occurrence $300,000.00 (three hundred thousand dollars) and aggregate $600,000.00 (six hundred thousand dollars). Lessee shall provide Lessor with a Certificate of Insurance showing Lessor as additional insured. The Certificate shall provide for a ten-day written notice to Lessor in the event of cancellation or material change of coverage. To the maximum extent permitted by insurance policies, which may be owned by Lessor or Lessee, Lessee and Lessor, for the benefit of each other, waive any and all rights of subrogation, which might otherwise exist. Lessor does not provide Content Insurance for Lessee equipment, supplies, or customers property.

13. Eminent Domain. If the premises or any part thereof or any estate therein, or any other part of the building materially affecting Lessee's use of the premises, shall be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a claim for any taking of fixtures and improvements owned by Lessee, and for moving expenses.

14. Destruction of Premises. In the event of partial destruction of the premises during the term hereof, from any cause, Lessor shall forthwith repair the same, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Lessee on the premises. If such repairs cannot be made within said sixty (60) days, Lessor, at his option, may make the same within a reasonable time, this lease continuing in effect with the rent proportionately abated as aforesaid, and in the event that Lessor shall not elect to make such repairs which cannot be made within sixty (60) days, this lease may be terminated at the option of either party. In the event that the building in which the demised premises may be situated is destroyed to an extent of not less than one-third of the replacement costs thereof, Lessor may elect to terminate this lease whether the demised premises be injured or not. A total destruction of the building in which the premises may be situated shall terminate this lease.

15. Lessor's Remedies on Default. If Lessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions hereof, Lessor may give Lessee notice of such default and if Lessee does not cure any such default with 10 days, after the giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such default), then Lessor may terminate this lease on not less than 30 days notice to Lessee. On the date specified in such notice the term of this lease shall terminate, and Lessee shall then quit and surrender the premises to Lessor, but Lessee shall remain liable as hereinafter provided. If this lease shall have been so terminated by Lessor, Lessor may at any time thereafter resume possession of the premises by any lawful means and remove Lessee or other occupants and their effects. No failure to enforce any term shall be deemed a waiver.

16. Security Deposit. Lessee shall deposit with Lessor on the first day of occupancy the sum of $0.00 (Zero dollars) as security for the performance of Lessee's obligations under this lease, including without limitation the surrender of possession of the premises to Lessor as herein provided. If Lessor applies any part of the deposit to cure any default of Lessee, Lessee shall on demand deposit with Lessor the amount so applied so that Lessor shall have the full deposit on hand at all times during the term of this lease.

17. Attorney's Fees. In case suit should be brought for recovery of the premises, or for any sum due hereunder, or because of any act which may arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney's fee.


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18.  Waiver. No failure of Lessor to enforce any term hereof shall be deemed to be a waiver.

19. Notices. Any notice, which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Lessee at the premises, or Lessor at the address specified above, or at such other places as may be designated by the parties from time to time.

20. Heirs, Assigns, Successors. This lease is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.

21. Option to Renew. Provided that Lessee is not in default in the performance of this lease, Lessee shall have the option to renew the lease for an additional term of 36 months commencing at the expiration of the initial lease term. All of the terms and conditions of the lease shall apply during the renewal term except that the monthly rent shall be negotiated 60 days before this lease expires. The option shall be exercised by written notice given to Lessor not less than 60 days prior to the expiration of the initial lease term. If notice is not given in the manner provided herein within the time specified, this option shall expire.

22. Subordination. This lease is and shall be subordinated to all existing and future liens and encumbrances against the property.

23. Entire Agreement. The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties. The following Exhibits, if any have been made a part of this lease before the parties' execution hereof.


Signed this 1st day of November, 1999

By Lessee:  /S/ Curtis A. Brown (Chief Operating Officer) d/b/a/ Tower Bank &
                Trust Company

By Lessor:  /S/ Jerry Reiff (Owner) Reiff Enterprises